Exhibit 10.02

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

Amendment dated as of March 13, 2007 (this “Amendment”) to the Employment Agreement dated April 1, 2002 and amended on May 12, 2005, by and between IDT Corporation (the “Company”) and Howard S. Jonas (the “Executive”) (collectively the “Agreement”).

WITNESSETH

WHEREAS, the Company and Executive desire to modify the terms and conditions of the Agreement on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Section 2 of the Agreement is replaced in its entirety, with the following, effective April 1, 2007:

“2. Term. This Agreement is for the five (5) year period (the “Term”) commencing on April 1, 2007, and terminating on the fifth anniversary of such date, or upon the Executive’s earlier death or other termination of employment pursuant to Section 7 hereof; provided, however, that that the Term shall automatically be extended for one additional year beyond its otherwise scheduled expiration of the initial term on April 1, 2012 or each and any anniversary thereafter unless, not later than ninety (90) days prior to April 1, 2012 or any applicable anniversary thereafter, either party hereto shall have notified the other party in writing that such extension shall not take effect.”

Section 2. Section 6(a) of the Agreement is replaced in its entirety, with the following:

“(a) Annual Base Salary. Effective February 1, 2007, the Company shall pay to the Executive an annual base salary (the “Base Salary”) at a rate not less than Eight Hundred Fifty-Six Thousand Dollars ($856,000), less applicable taxes, such salary to be paid in conformity with the Company’s payroll policies relating to its senior executive officers. During the Term, the Executive’s Base Salary shall be increased, if necessary, so that the Base Salary is not less than the Base Salary of the highest paid employee(s) of the Company or any of the Company’s controlled entities.”

All of the other terms and conditions of the Agreement and Amendments remain unchanged by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has signed this Amendment as of the date first above written.

IDT CORPORATION

/s/ James A. Courter
James A. Courter
Chief Executive Officer

EXECUTIVE

/s/ Howard S. Jonas
Howard S. Jonas